EXHIBIT 10(n)

                         INTERSTATE TRAVEL FACILITIES, INC.




                          ______________________________



                       NONQUALIFIED STOCK OPTION AGREEMENT


Name:  Toby Tindell                              Grant Date: February 27, 1998


                                                        Percent of Stock
Shares Subject to                                       Option Exercisable
  Option:   18,750                                             100%
Expiration Date: February 26, 2008
Option Price:   $29.00

                        NONQUALIFIED STOCK OPTION AGREEMENT


      THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Option Agreement"), made as of the grant date set forth on the cover page of this Option Agreement (the "Cover Page") by and between Toby Tindell ("Tindell") and INTERSTATE TRAVEL FACILITIES, INC. (the "Company").

                             W I T N E S S E T H:

      WHEREAS, Tindell is an executive officer of the Company, and it is important to the Company that Tindell be encouraged to remain as an executive officer of the Company; and

      WHEREAS, in recognition of such facts, the Company desires to provide to Tindell an opportunity to purchase shares of the common stock of the Company, as hereinafter.

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, Tindell and the Company hereby agree as follows:

      SECTION 1. GRANT OF STOCK OPTION. The Company hereby grants to Tindell a nonqualified stock option (the "Stock Option") to purchase all or any part of the number of shares of its voting common stock, par value $1.00 (the "Stock") set forth on the Cover Page, under and subject to the terms and conditions of this Option Agreement. The purchase price for each share to be purchased hereunder shall be the option price set forth on the Cover Page (the "Option Price").

      SECTION 2. TIMES OF EXERCISE OF STOCK OPTION. After, and only after, the conditions of Section 6 hereof have been satisfied and Tindell and the Company have executed a mutually satisfactory buy/sell agreement, Tindell shall be eligible to exercise the Stock Option after the first to occur of (i) the Company attaining a net worth of not less than $4,400,000 (net worth being determined by subtracting liabilities from assets as reflected on the Company's balance sheet prepared in accordance with generally accepted accounting principles), or (ii) the merger or consolidation of the Company with or into another entity (whether or not the Company is a surviving entity), the sale of all or substantially all of the assets of the Company or the dissolution, termination of existence or liquidation of the Company.

      SECTION 3. TERM OF STOCK OPTION. The Stock Option shall expire at the close of business on the expiration date set forth on the Cover Page, and may not be exercised after such expiration date.

      SECTION 4. TRANSFERABILITY OF STOCK OPTION.

            (a) GENERAL. Except as provided in Section 4(b) hereof, the Stock Option shall not be transferable otherwise than by will or the laws of descent and distribution, and the Stock Option may be exercised, during the lifetime of Tindell, only by Tindell. More particularly (but without limiting the generality of the foregoing), the Stock Option may not be assigned, transferred (except as provided above and in Section 4(b) hereof), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Stock Option contrary to the provisions hereof shall be null and void and without effect.

            (b) LIMITED TRANSFERABILITY OF OPTION. The Stock Option may be transferred by Tindell to (i) the ex-spouse of Tindell pursuant to the terms of a domestic relations order, (ii) the spouse, children or grandchildren of Tindell ("Immediate Family Members"), (iii) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (iv) a partnership in which such Immediate Family Members are the only partners; provided that there may be no consideration for any such transfer and subsequent transfers of transferred Stock Option shall be prohibited except those in accordance with Section 4(a) hereof. Following transfer, any such Stock Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section 4(b) the term "Tindell" shall be deemed to refer to the transferee. No transfer pursuant to this
Section 4(b) shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer together with such other documents regarding the transfer as the Company shall request.

      SECTION 5. METHOD OF EXERCISING STOCK OPTION.

            (a) PROCEDURES FOR EXERCISE. The manner of exercising the Stock Option herein granted shall be by written notice to the Secretary of the Company at the time the Stock Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Stock Option. Such notice shall state the election to exercise the Stock Option, the number of shares of Stock to be purchased upon exercise, and the form of payment to be used, and shall be signed by the person so exercising the Stock Option.

            (b) FORM OF PAYMENT. Payment in full for shares of Stock purchased under this Option Agreement shall accompany Tindell's notice of exercise, together with payment for any applicable withholding taxes. Payment shall be made (i) in cash or by check, draft or money order payable to the order of the Company, (ii) by delivering Stock or other equity securities of the Company having a Fair Market Value on the date of payment equal to the amount of the Option Price, (iii) by assigning that certain Promissory Note of the Company issued in favor of Tindell of even date herewith to the Company or (iv) a combination thereof. For all purposes of effecting the exercise of the Stock Option, the date on which Tindell gives the notice of exercise to the Company, together with payment for the shares of Stock being purchased and any applicable withholding taxes, shall be the "date of exercise." If a notice of exercise and payment are delivered at different times, the date of exercise shall be the date the Company first has in its possession both the notice and full payment as provided herein.

            (c) FURTHER INFORMATION. In the event the Stock Option is exercised, pursuant to the foregoing provisions of this Section 5, by any person other than Tindell due to the transfer of the Stock Option in accordance with Section 4 hereof, such notice shall also be accompanied by appropriate proof of the right of such person to exercise the Stock Option. The notice so required shall be given by personal delivery or facsimile to the Secretary of the Company or by registered or certified mail, addressed to the Company at Enterprise Plaza, Suite 320, 5600 North May Avenue, Oklahoma City, Oklahoma 73112, and it shall be deemed to have been given when it is so personally delivered, upon facsimile confirmation or when it is deposited in the United States mail in an envelope addressed to the Company, as aforesaid, properly stamped for delivery as a registered or certified letter.

      SECTION 6. SECURITIES LAW RESTRICTIONS. The Stock Option shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities law, or pursuant to an exemption therefrom. If deemed necessary by the Company to comply with the Act or any applicable laws or regulations relating to the sale of securities, Tindell, at the time of exercise and as a condition imposed by the Company, shall represent, warrant and agree that the shares of Stock subject to the Stock Option are being purchased for investment and not with any present intention to resell the same and without a view to distribution, and Tindell shall, upon the request of the Company, execute and deliver to the Company an agreement to such effect. Tindell acknowledges that any stock certificate representing Stock purchased under such circumstances will be issued with a restricted securities legend.

      SECTION 7. NOTICES. All notices or other communications relating to this Option Agreement as it relates to Tindell shall be in writing and shall be delivered personally or mailed (U.S. Mail) by the Company to Tindell at the then current address as maintained by the Company or such other address as Tindell may advise the Company in writing.

      IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written.

                                      INTERSTATE  TRAVEL  FACILITIES,  INC., an
                                      Oklahoma corporation


                                      By  HERB MEE, JR.
                                        Herb Mee, Jr., Vice President - Finance

                                                                   "COMPANY"


                                      TOBY TINDELL
                                      Toby Tindell